Exhibit 99.1
FLEET STATUS REPORT

Atwood Oceanics, Inc. and Subsidiaries Fleet Status Report as of March 2, 2015

Rig Name	Rated Water Depth	Location	Customer	Estimated Contract End Date	Estimated Contract Day Rate	Additional Comments
ULTRA-DEEPWATER
ATWOOD ADVANTAGE	12,000'	U.S. Gulf of Mexico	NOBLE ENERGY INC.	April 2017 (Fixed term)	$584,000	Day rate subject to change due to cost escalation provisions in the contract.
ATWOOD ACHIEVER	12,000'	Morocco	KOSMOS ENERGY LTD. / PXP MOROCCO B.V.	November 2017 (Fixed term)	$595,000 (all applicable taxes to be reimbursed by client); $667,000 in Morocco	Day rate subject to change due to cost escalation provisions in the contract.
ATWOOD ADMIRAL	12,000'	Under construction in South Korea. Scheduled for delivery in September 2015.	---	AVAILABLE	N/A
ATWOOD ARCHER	12,000'	Under construction in South Korea. Scheduled for delivery in June 2016.	---	AVAILABLE	N/A
ATWOOD CONDOR	10,000'	U.S. Gulf of Mexico	SHELL OFFSHORE INC.	November 2016 (Fixed term)	$555,000	Day rate subject to change due to cost escalation provisions in the contract.
ATWOOD OSPREY	8,200'	Australia	CHEVRON AUSTRALIA PTY. LTD.	May 2017 (Fixed term)	Approximately $455,000
Day rate subject to change due to cost escalation and currency exchange provisions in the contract.

The rig is expected to incur approximately 5 out of service days in June 2015 for scheduled maintenance.

Rig Name	Rated Water Depth	Location	Customer	Estimated Contract End Date	Estimated Contract Day Rate	Additional Comments
DEEPWATER SEMISUBMERSIBLES
ATWOOD EAGLE	5,000'	Australia	WOODSIDE ENERGY LTD.	September 2016 (Fixed term)	Approximately $450,000
Day rate subject to change due to cost escalation and currency exchange provisions in the contract.

The rig is expected to incur approximately 21 out of service days in June 2015 for its special survey.

ATWOOD FALCON	5,000'	Australia	MURPHY AUSTRALIA WA-481-P OIL PTY LTD	March 2015 (2 wells)	$499,500	The rig is expected to incur approximately 5 out of service days in April 2015.
		Australia	BHP BILLITON PETROLEUM PTY., LIMITED	March 2016 (11 months)	Approximately $430,000
Day rate subject to change due to cost escalation and currency exchange provisions in the contract.

The contract provides two option periods at the contracted rate with an estimated duration of 120 days per option.

ATWOOD HUNTER	5,000'	Ghana	---	IDLE	N/A	We have entered into an agreement to scrap/recycle the rig.

Rig Name	Rated Water Depth	Location	Customer	Estimated Contract End Date	Estimated Contract Day Rate	Additional Comments
JACKUPS
ATWOOD MAKO	400'	Malaysia	EQ PETROLEUM DEVELOPMENTS MALAYSIA SDN BHD	April 2015 (2 wells)	$145,000
		Vietnam	THANG LONG JOINT OPERATING COMPANY / PETROVIETNAM DRILLING AND WELL SERVICES CORPORATION	July 2015 (1 well)	$152,000	The contract provides a one well option at the contracted rate with an estimated duration of 24 days.
ATWOOD MANTA	400'	Thailand	CEC INTERNATIONAL, LTD.	December 2015 (Fixed term)	$159,500	Day rate subject to change due to cost escalation provisions in the contract.
ATWOOD ORCA	400'	Thailand	MUBADALA PETROLEUM	February 2016 (Fixed Term)	$159,500 through April 2015 / $165,000 thereafter	Day rate subject to change due to cost escalation provisions in the contract.
ATWOOD BEACON	400'	Italy	ENI S.p.A.	January 2016 (Fixed term)	135,100 EUR	Day rate subject to change due to cost escalation provisions in the contract.
ATWOOD AURORA	350'	Cameroon	ADDAX PETROLEUM CAMEROON LIMITED	September 2016 (Fixed term)	$158,000 / $185,000 (inclusive of Cameroon withholding tax depending on well location)	Day rate subject to change due to cost escalation provisions in the contract.

DEFINITIONS AND DISCLAIMERS

As used herein, “we”, “us”, and “our” refers to Atwood Oceanics, Inc. and its subsidiaries, except where the context indicates otherwise. Statements contained in this Fleet Status Report, including, but not limited to, information regarding our estimated rig availability, estimated delivery dates, estimated contract duration, day rates, future contract commencement dates and locations and planned out of service time are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements are subject to numerous risks, uncertainties and assumptions and actual results could differ materially from those anticipated as a result of various factors including: uncertainties related to the level of activity in offshore oil and gas exploration and development; oil and gas prices; competition and market conditions in the contract drilling industry; shipyard delays and the risks inherent in the construction of a rig; delays in the commencement of operations of a rig following delivery; our ability to enter into and the terms of future contacts; possible cancelation or suspension of drilling contracts; the availability of qualified personnel; labor relations; operating hazards and risks; terrorism and political and other uncertainties inherent in foreign operations (including risk of war, civil disturbances, seizure or damage to equipment and exchange and currency fluctuations); the impact of governmental and industry laws and regulations; and environmental matters. These factors and others are described and discussed in our most recently filed annual report on Form 10-K , in our Forms 10-Q for subsequent periods and in our other filings with the Securities and Exchange Commission which are available on the SEC's website at www.sec.gov. All information in this Fleet Status Report is as of the date indicated above and is subject to change without notice. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no duty to update the content of this Fleet Status Report or any forward-looking statement contained herein to conform the statement to actual results or to reflect changes in our expectations.